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                                                                    Exhibit 6(b)

                                 AMENDMENT TO
                            DISTRIBUTION AGREEMENT

                                    between

                             WANGER ADVISORS TRUST

                                      and

                        WAM BROKERAGE SERVICES, L.L.C.


     This Amendment to the Distribution Agreement is made this ____ day of December, 1998 by and between WANGER ADVISORS TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts ("WAT") and WAM BROKERAGE SERVICES, L.L.C., a limited liability company organized and existing under the laws of the State of Illinois ("WAM BD").

                                   RECITALS

     The Trust and WAM BD entered into a Distribution Agreement (the "Agreement") dated January 1, 1998 by which WAT appointed WAM BD as principal underwriter of its shares of beneficial interest (hereinafter called "Shares") which are currently divided into two series, Wanger U.S. Small Cap Advisor and Wanger International Small Cap Advisor (hereinafter called, collectively, the "Funds" and, individually, the "Fund").

     The Agreement permits the parties to amend the Agreement "by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge or termination is sought." WAT has designated and wishes to offer for sale to the public shares of two additional series, Wanger Twenty and Wanger Foreign Forty, and may from time to time hereafter wish to offer for sale to the public Shares of yet additional series.

     WAT has entered into an investment advisory agreement dated January 1, 1999 with Wanger Asset Management, L.P. ("WAM"), an affiliate of WAM BD, pursuant to which WAM has agreed to pay all expenses incurred in the sale and promotion of Shares of WAT.

     THEREFORE, WAT and WAM BD agree:

     As used in the Distribution Agreement, "Shares" shall include the shares of beneficial interest of the series of WAT designated Wanger Twenty and Wanger Foreign Forty.
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ATTEST:                                WAM BROKERAGE SERVICES, L.L.C.


                                       By:
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Secretary

ATTEST:                                WANGER ADVISORS TRUST


                                       By:
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Secretary


ACKNOWLEDGED:

WANGER ASSET MANAGEMENT, L.P.


By:
    ------------------------------


ATTEST:

----------------------------------
Secretary